UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2019

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34236	11-3054851
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

35 Wilbur Street	11563
Lynbrook, NY
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516.593.7000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) .
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001	BSTC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

INTRODUCTORY COMMENT

            Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

            The 2019 annual meeting of stockholders of the Company (the “2019 Annual Meeting”) was held on June 13, 2019. Set forth below are the final voting results for each of the matters submitted to a vote of the stockholders of the Company at the 2019 Annual Meeting.

            Proposal 1. The stockholders of the Company elected Michael Schamroth to the Board of Directors to serve until the 2022 annual meeting of stockholders or until he resigns, is removed, or otherwise leaves office, based upon the following votes:

Director Name	For	Withheld	Broker Non-Vote
Michael Schamroth	2,888,619	3,015,752	948,211

            Proposal 2. The stockholders of the Company approved the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, based upon the following votes:

For	Against	Abstain	Broker Non-Vote
6,834,804	17,556	222	0

            Proposal 3. The stockholders of the Company approved the BioSpecifics Technologies Corporation 2019 Omnibus Incentive Compensation Plan, based upon the following votes:

For	Against	Abstain	Broker Non-Vote
3,321,396	2,579,924	2,951	948,211

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2019	BIOSPECIFICS TECHNOLOGIES CORP.
(Registrant)

/s/ Dr. Ronald Law
Dr. Ronald Law
Principal Executive Officer